UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

CUBESMART

(Exact name of registrant as specified in its charter)

Maryland	20-1024732
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-176885

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable (Title of Class)

Item 1.		Description of Registrant’s Securities to be Registered

The description of the Registrant’s 7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $.01 per share, contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-176885), which became effective upon filing with the Securities and Exchange Commission on September 16, 2011, and under the heading “Description of the Series A Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated October 28, 2011 and filed pursuant to Rule 424(b)(5) on October 31, 2011, is incorporated herein by reference.

Item 2		Exhibits

	3.1	Articles of Amendment and Restatement of Declaration of Trust of CubeSmart, incorporated by reference to Exhibit 3.1 to CubeSmart’s Current Report on Form 8-K, filed on November 2, 2004.

	3.2	Articles of Amendment of Declaration of Trust of CubeSmart, incorporated by reference to Exhibit 3.1 to CubeSmart’s Current Report on Form 8-K, filed on September 16, 2011.

	3.3	Articles Supplementary to Declaration of Trust of CubeSmart classifying and designating CubeSmart’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.*

	3.4	Third Amended and Restated Bylaws of CubeSmart, incorporated by reference to Exhibit 3.2 to CubeSmart’s Current Report on Form 8-K, filed on September 16, 2011.

	4.1	Form of 7.75% Series A Cumulative Redeemable Preferred Share Certificate.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CUBESMART

By:	/s/ Jeffrey P. Foster
Jeffrey P. Foster
Senior Vice President, Chief Legal Officer & Secretary

Date:  October 31, 2011

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of Declaration of Trust of CubeSmart, incorporated by reference to Exhibit 3.1 to CubeSmart’s Current Report on Form 8-K, filed on November 2, 2004.
3.2	Articles of Amendment of Declaration of Trust of CubeSmart, incorporated by reference to Exhibit 3.1 to CubeSmart’s Current Report on Form 8-K, filed on September 16, 2011.
3.3	Articles Supplementary to Declaration of Trust of CubeSmart classifying and designating CubeSmart’s Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.*
3.4	Third Amended and Restated Bylaws of CubeSmart, incorporated by reference to Exhibit 3.2 to CubeSmart’s Current Report on Form 8-K, filed on September 16, 2011.
4.1	Form of 7.75% Series A Cumulative Redeemable Preferred Share Certificate.*

* Filed herewith.